EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 5, 2011, among EdgeWave, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company wishes to sell to each Investor, and each Investor wishes to purchase, severally and not jointly with the other Investors, on the terms and subject to the conditions set forth in this Agreement, a Convertible Note in the form attached hereto as Exhibit A (collectively, the “Notes”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Collateral” has the meaning set forth in Section 4.7.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

 “Contract” means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible.

“Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time consistently applied.

“Governmental Authority” means any governmental or legislative agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

“Knowledge” means (a) in the case an individual, knowledge of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (b) in the case of a Person (other than an individual) such Person will be deemed to have knowledge of a particular fact or other matter if (i) any individual who is serving, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has or at any time had, knowledge of such fact or other matter, or (ii) such Person could reasonably be expected to discover or otherwise become aware of such fact or other matter.

“Law” means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Litigation” means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, inquiry, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal.

“Material Adverse Effect” means any circumstance, change in, or effect on, the business, assets, properties or operations of the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company and/or its business, assets, properties or operations (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company, or (b) could reasonably be expected to materially adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted, or contemplated to be conducted; except to the extent that any such Material Adverse Effect primarily results from (A) adverse changes or developments in the general economic or regulatory condition (provided that such changes do not affect the Company disproportionately as compared to the Company’s competitors); (B) changes or developments affecting the industry generally in which the Company operates (provided that such changes do not affect the Company disproportionately as compared to the Company’s competitors); or (C) any action or omission of the Company taken at the prior written consent of the Investors.

“Order” means any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Court or Governmental Authority.

“Permits” means any licenses, permits, pending applications, consents, certificates, registrations, approvals and authorizations.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” means, with respect to a Note purchased at Closing, the original amount of such Note.

“Regulation” shall mean any rule or regulation of any Governmental Authority.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

 “SEC Reports” shall mean all reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material).

“Securities” means the Notes and the Conversion Shares,.

“Securities Act” means the Securities Act of 1933, as amended.

 “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock if traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase a Note with a principal amount equal to the amount set forth next to such Investor’s name on Annex I hereto.

2.2 First Closing.  The first closing of the transactions contemplated herein (the “First Closing”) will be held at the offices of the Company, 15333 Avenue of Science, San Diego, CA 92128 on December 5, 2011, or at such other time and place as the Company and the Investors shall determine (the "First Closing Date").  At the First Closing, (A) this Agreement and the other Transaction Documents shall have been executed and delivered by the Company and each Investor participating in such First Closing, (B) each of the conditions precedent described in Sections 5.1 and 5.2 of this Agreement shall have been satisfied or waived as specified herein and (C) full payment of each such Investor’s Purchase Price shall have been made by wire transfer of immediately available funds and/or book entry of the application of the payoff of prior promissory notes of the Company against physical delivery by the Company of duly executed certificates representing the Note being purchased by such Investor.

2.3 Second Closing.  At any time within 60 days after the First Closing Date, the Company may issue and sell additional Notes at a second closing (the “Second Closing”) to Investors who are accredited investors, as such term is defined in the Securities Act.  The Second Closing shall occur at such time and place as the Company and the Investors participating in such Second Closing shall determine (the "Second Closing Date").  Any such Second Closing shall be made on the terms and conditions set forth in this Agreement.  At the Second Closing, (A) this Agreement and the other Transaction Documents shall have been executed and delivered by the Company and each Investor participating in such Second Closing, (B) each of the conditions precedent described in Sections 5.1 and 5.2 of this Agreement shall have been satisfied or waived as specified herein and (C) full payment of each such Investor participating in such Second Closing Purchase Price shall have been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Note being purchased by such Investor participating in such Second Closing.  Upon the consummation of the Second Closing Annex I shall be amended by the Company to reflect the sale of the Notes in the Second Closing.

2.4 Third Closing.  At any time following the Second Closing and on or prior to ninety (90) days after the First Closing, the Company may issue and sell additional Notes at a third closing (the “Third Closing” and each of the First Closing, the Second Closing and the Third Closing, a “Closing”) to Investors who are accredited investors, as such term is defined in the Securities Act. The Third Closing shall occur on or before ninety (90) days after the First Closing, or at such time and place as the Company and  the Investors participating in such Third Closing shall determine (the "Third Closing Date" and each of the First Closing Date, the Second Closing Date, and the Third Closing Date, a “Closing Date”).  Any such Third Closing shall be made on the terms and conditions set forth in this Agreement.  At the Third Closing, (A) this Agreement and the other Transaction Documents shall have been executed and delivered by the Company and each Investor participating in such Third Closing, (B) each of the conditions precedent described in Sections 5.1 and 5.2 of this Agreement shall have been satisfied or waived as specified therein and (C) full payment of each such Investor participating in such Third Closing Purchase Price shall have been made by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Note being purchased by such Investor participating in such Third Closing.  Upon the consummation of the Third Closing, Annex I shall be amended by the Company to reflect the sale of the Notes in the Third Closing.

2.5 Aggregate Purchase Price.  The Company may sell Notes as part of the First Closing, Second Closing and Third Closing up to an aggregate purchase price for all Closings not to exceed $7,000,000.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor as of the date hereof and the applicable Closing Date:

(a) Organization and Qualification.  The Company is (i) a corporation duly organized validly existing and in good standing under the laws of Delaware; (ii) duly licensed or qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the failure to be so licensed or qualified could have a Material Adverse Effect on the Company.

(b) Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by the Company, and no other action on the part of the Company is necessary in order to give effect thereto. This Agreement and each of the other Transaction Documents to be executed and delivered by the Company have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, the Company, enforceable against the Company, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) No Violation or Conflict.  None of (a) the execution and delivery by the Company of this Agreement and the other Transaction Documents to be executed and delivered by the Company, (b) consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents, or (c) the performance of this Agreement and the other Transaction Documents required by this Agreement to be executed and delivered by the Company at the Closing, will (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any Law, Order or Permit applicable to the Company  or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to, any Contract or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected except, in the case of clause (b) or (c) above, for any such conflict, breach, violation, default or other occurrence that would not individually or in the aggregate, have a Material Adverse Effect.

(d) Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

(e) Brokers.  The Company has not employed any financial advisor, broker or finder in connection with the transactions contemplated by this Agreement.

(f) Capitalization.  As of November 29, 2011, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value per share, of which 16,942,173 shares are issued and outstanding and 5,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding.  The issuance of the Notes is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Notes the Conversion Shares when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.  The designations, powers, preferences, rights (including the liquidation rights), qualifications, limitations and restrictions in respect of the capital stock of the Company are as set forth in the Company’s Certificate of Incorporation, as amended, a copy of which has been provided to the Company.  As of November 29, 2011, the Company has authorized 6,239,213 shares of common stock for issuance to employees, consultants and directors pursuant to its 2005 Stock Option Plan, the 2010 Employee, Director and Consultant Equity Incentive Plan and the and the 2006 Recruitment Equity Incentive Plan, of which options to purchase 3,393,579 shares are issued and outstanding as of such date and 382,250 shares of restricted stock are issued and outstanding.  As of November 29, 2011, the Company has issued warrants to purchase 1,388,961 shares of common stock that are issued and outstanding.  Except as set forth in the SEC Reports, there are no outstanding subscriptions, options, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of the Company and the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in the SEC Reports, there are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company.

(g) Absence of Changes.  Since the date of the Company's latest audited financial statements included in the SEC Reports and except as disclosed in the SEC Reports, (i) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (ii) the Company has not altered its method of accounting or the identity of its auditors, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iv) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option and employee plans.

(h) SEC Reports.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports, as subsequently amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in all material respects in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i) Litigation.  Except as set forth in the SEC Reports, there is no Litigation or investigation pending or, to the Knowledge of the Company, threatened in writing against, or otherwise adversely affecting, the business of the Company before any Court or Governmental Authority in excess of $50,000.  The Company is not subject to any outstanding Litigation or Order, which, individually or in the aggregate, would prevent, hinder or delay the Company from consummating the transactions contemplated by this Agreement.

(j) Disclaimer of Other Representations and Warranties.  The Company does not make, has not made and shall not be deemed to have made, any representations or warranties relating to its business, operations, properties, assets or otherwise in connection with the transactions contemplated hereby, other than those expressly set forth in this Section 3.1.  Without limiting the generality of the foregoing, the Company has not made and shall not be deemed to have made, any representations or warranties as to the information contained in any presentation relating to the Company in connection with the transactions contemplated hereby, and no statement made in any such presentation shall be deemed a representation or warranty hereunder or otherwise.  It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or presentations are not and shall not be deemed to be or to include representations or warranties of Company.

(k) Disclosure.  No representation or warranty of the Company contained in this Agreement and the other Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide the Investors with full and proper information as to the business, financial condition, assets, results of operation or prospects of the Company and the value of its properties and assets.

3.2 Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.

(b) No Registration.  Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(c) Investment Intent.  Such Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

(d) Investment Experience.  Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor can protect its own interests.  Such Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

(e) Speculative Nature of Investment.  Such Investor understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

(f) Access to Data.  Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Securities, the Agreement, the exhibits and schedules attached hereto and the transactions contemplated by the Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Securities.  Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.  Such Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreement.

(g) Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company, including without limitation, the residency or principal place of business of the Investor.

(h) Rule 144.  Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable.  Such Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Such Investor understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) Authorization.  Such Investor has all requisite power and authority to execute and deliver the Agreement, to receive the Securities hereunder as contemplated herein and to carry out and perform its obligations under the terms of the Agreement.  All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Investor’s obligations under the Agreement, has been taken or will be taken prior to the applicable Closing Date.  The Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreement by the Investor or the performance of the Investor’s obligations hereunder.

(j) Brokers or Finders.  Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement.

(k) Tax Advisors.  Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 (a)  Except with respect to any sale or transfer of the Notes to any Affiliate of an Investor, any such Investor desiring to sell or transfer such Investor’s Notes shall obtain the prior written consent of the Company.  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, or to an Affiliate of an Investor, the Company may also require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)  Certificates evidencing the Notes will contain a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE PLEDGED AS COLLATERAL FOR ANY SHORT SALE OF THE SHARES OF THE COMPANY.

Certificates evidencing the Conversion Shares will contain a legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)  Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Conversion Shares pursuant to an effective registration statement so long as the purchaser of the Conversion Shares is not an Affiliate of the Company, or (ii) following a sale of such Conversion Shares pursuant to Rule 144 (or any successor provision), subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith or (iii) while such Conversion Shares are eligible for resale under Rule 144 (or any successor provision) without regard to the number of shares that may be sold.  Following such time as restrictive legends are not required to be placed on certificates representing Conversion Shares, the Company will, not later than five Trading Days following the delivery by an Investor to the Company or the Company’s transfer agent of a request for legend removal and a certificate representing such Conversion Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Conversion Shares that is free from all restrictive and other legends, subject to the Company’s receipt of all reasonably required representations and documentation from the Investor.

4.2 Securities Laws Disclosure; Publicity.  Within four Business Days following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Note) as exhibits to such filing.  Except as may be required by applicable law and/or this Agreement, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Investor or its Affiliate, as the case may be, for the specific use contemplated or as otherwise required by applicable law or regulation.

4.3 Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.4 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

4.5 Reservation of Shares.  The Company shall at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Notes that have been issued hereunder (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Notes then outstanding the Company shall, promptly (and in any event within 90 days) increase the Share Reserve accordingly.

4.6 Company’s Instructions to Transfer Agent.  On or prior to the applicable Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Notes and receipt of a valid Conversion Notice (as defined in the Notes) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, and (ii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) Trading Day following the related Conversion Date (as defined in the Notes).  Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law.  The Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Notes, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no restrictive legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates.  The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Notes or to receive Conversion Shares in accordance with the terms of the Notes.  In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

4.7 Grant of Security Interest.  As collateral security for the payment and performance of all debts owed to the Investors under the Notes, Company hereby grants to the Investors a security interest in all of Company’s personal property and assets, tangible or intangible, in each case whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest (such terms having the meanings ascribed thereto in the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California): all accounts; all deposit accounts; all money; all commodity contracts; all investment property; all inventory; all equipment; all goods; all chattel paper; all documents; all instruments; all general intangibles; all letter-of-credit rights; all letters of credit; all commercial tort claims; and to the extent not otherwise included, all proceeds and products of all and any of the foregoing, and all collateral security and guarantees given by any person with respect to any of the foregoing (collectively, the “Collateral”).  Company agrees that the Notes and all other monies owed to Investors creates, and is intended to create, valid and continuing liens upon the Collateral in favor of the Investors. The Company agrees to execute and file an initial UCC financing statement in Delaware indicating the Investor’s security interest in the Collateral and agrees to use its best commercial efforts to execute and to file in all applicable Uniform Commercial Code jurisdictions any financing statements and amendments thereto required to perfect the Investor’s interest in the Collateral (subject to the liens of SVB or other potential senior creditors) and further covenants and agrees to use its best commercial efforts to execute and file the appropriate financing statements and other documents reasonably necessary to perfect the security interest of the Investors in the Collateral.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of Investors.  The obligations of each Investor to purchase its respective Note at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)   Representations, Warranties and Covenants.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing (other than such representations and warranties that are qualified by materiality, which shall be true and correct as of the Closing), with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, in which case such representations and warranties shall be true only as of such date.

(b)   Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c)   SVB Consent.  Silicon Valley Bank shall have consented in writing to the consummation of the transactions contemplated by this Agreement and the Notes.

5.2 Conditions Precedent to the Obligations of the Company.  The obligations of the Company to sell the Notes to the Investors at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a)   Representations, Warranties and Covenants.  The representations and warranties of each Investor contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing (other than such representations and warranties that are qualified by materiality, which shall be true and correct as of the Closing), with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, in which case such representations and warranties shall be true only as of such date.

(b)   Performance.  The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investors on or before such Closing.

(c)   SVB Consent.  Silicon Valley Bank shall have consented in writing to the consummation of the transactions contemplated by this Agreement and the Notes.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.  Unless agreed otherwise on a case-by-case basis, each Investor and the Company shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company will reimburse up to $5,000 in legal fees for every Investor who purchases Notes as part of a Closing in excess of $500,000. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities under this Agreement.

6.2 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (eastern time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	EdgeWave, Inc.
15333 Avenue of Science
San Diego, CA 92128
Attn: President
Facsimile: 858-676-2299

With a copy to:	Michel Urich, Esq.
7668 El Camino Real, Suite 104-238
Carlsbad, CA 92009
Facsimile: 213-341-0974

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least fifty one percent (51%) of the outstanding and unpaid principal amount of the Notes; provided that any amendment or waiver which adversely affects the rights of any of the Investors in a manner that is disproportionate to the adverse effect on the rights of the other Investors, respectively, shall require the written consent of fifty one percent (51%) of the outstanding and unpaid principal amount of the Notes held by such disproportionately affected Investors.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  Each Investor acknowledges that by the operation of this paragraph, the holders of fifty one percent (51%) of the outstanding and unpaid principal amount of the Notes issued hereunder will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

6.5 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any transferee of the Notes in accordance with the terms hereof shall, as a condition precedent to such transfer, execute an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

6.7 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the Law of the State of California without giving effect to the conflict of law principles thereof.  Any legal action or proceeding with respect to this Agreement shall be brought in the courts of State of California or of the United States of America located in San Diego, California.  By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereby irrevocably waive an objection or defense that they now or hereafter have to the assertion of personal jurisdiction by any court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings.   Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.   If either party shall commence a legal proceeding to enforce any provisions of this Agreement, then the prevailing party in such legal proceeding shall be entitled to recover its fees and other costs and expenses (including reasonable attorneys’ fees) incurred with the investigation, preparation and prosecution of such legal proceeding.

6.8 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.9 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12 Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

EDGEWAVE, INC.

By: ___________________________
Louis Ryan
President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

[INVESTOR]

By:_____________________________________
Name:
Title:

Purchase Price:  $[__________]

Address for Notice:

ANNEX 1

SCHEDULE OF NOTEHOLDERS

Noteholder and Address	Amount Credited to Purchase Price from prepayment of previous convertible notes dated August, 2, 2010 and September 20, 2010	Portion of Purchase Price provided by wire transfer	Total Purchase Price
1. ATA Affiliates Fund II, L.P. 203 Redwood Shores Parkway, Suite 550 Redwood City, CA 94065 Tel: 650.594.0189 Fax: 650.594.0257	$27,190.27	$13,073.48	$40,263.75
2. ATA Investment Fund II, L.P. 203 Redwood Shores Parkway, Suite 550 Redwood City, CA 94065 Tel: 650.594.0189 Fax: 650.594.0257	$5,388.74	$2,591.44	$7,980.18
3. ATA Ventures II, L.P. 203 Redwood Shores Parkway, Suite 550 Redwood City, CA 94065 Tel: 650.594.0189 Fax: 650.594.0257	$1,858,252.20	$893,503.87	$2,751,756.07
4. RWI Ventures II, L.P. 900 E. Hamilton Avenue, Suite 100 Campbell, CA 95008 Tel: 408.879.7343 Fax: 408.879.7205	$1,100,025.75	$599,974.25	$1,700,000
5.	$2,990,856.96	$1,509,143.04	$4,500,000